Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated September 23, 2020, relating to the financial statements of SunHydrogen, Inc. (the “Company”), included in its Annual Report (Form 10-K) for the year ended June 30, 2020, filed with the Securities and Exchange Commission.

/s/ M&K CPAS, PLLC

Houston, Texas

November 30, 2020